Exhibit 99.1

FXCM Inc. Announces Third Quarter 2016 Results

Releases October 2016 Customer Trading Metrics

Third Quarter 2016 Highlights:

•	U.S. GAAP net revenues from continuing operations of $61.4 million

•	U.S. GAAP net loss attributable to FXCM Inc. from continuing operations of $35.8 million, or $6.39 per diluted share, including a $27.0 million non-cash net loss on derivative liabilities

•	U.S. GAAP net revenues from discontinued operations of $8.8 million

•	U.S. GAAP net loss attributable to FXCM Inc. from discontinued operations of $3.3 million, or $0.59 per diluted share

•	Retail trading revenue per million traded of $65 per million

•	Adjusted EBITDA from continuing and discontinued operations of $6.4 million

•	Solid growth in customer equity to $725 million – up 10% from June 30, 2016 and up 6% from December 31, 2015

•	Strong combined operating cash position of $227.6 million and regulatory surplus of $90.9 million at September 30, 2016

October 2016 Customer Trading Metrics from Continuing Operations(1) Highlights:

•	Retail customer trading volume(2) of $305 billion in October 2016, 6% lower than September 2016 and 9% lower than October 2015.

•	Institutional customer trading volume(2) of $24 billion in October 2016, 17% lower than September 2016 and 29% lower than October 2015.

Presentation slides for the quarter are available at http://ir.fxcm.com/.

NEW YORK – November 8, 2016 – FXCM Inc. (NASDAQ:FXCM), a leading online provider of foreign exchange, or FX, trading and related services, today announced for the quarter ended September 30, 2016, U.S. GAAP trading revenue from continuing operations of $57.8 million, compared to $56.2 million for the quarter ended September 30, 2015. U.S. GAAP net loss attributable to FXCM Inc. from continuing operations was $35.8 million (including a $27.0 million net loss on derivative liabilities) for the quarter ended September 30, 2016, or $6.39 per diluted share, compared to U.S. GAAP net income attributable to FXCM Inc. from continuing operations of $64.3 million (including a $137.6 million net gain on derivative liabilities), or $12.10 per diluted share, for the quarter ended September 30, 2015.

For the nine months ended September 30, 2016, U.S. GAAP trading revenue from continuing operations was $196.6 million, compared to $184.7 million for the nine months ended September 30, 2015. U.S. GAAP net income attributable to FXCM Inc. from continuing operations was $85.9 million for the nine months ended September 30, 2016, or $15.34 per diluted share, compared to U.S. GAAP net loss attributable to FXCM Inc. from continuing operations of $427.9 million, or $86.13 per diluted share, for the nine months ended September 30, 2015. These results include a $200.4 million net gain on derivative liabilities for the nine months ended September 30, 2016 and a $254.7 million net loss on derivative liabilities for the nine months ended September 30, 2015.

The net loss/gain on derivative liabilities consists of non-cash changes in the value of embedded derivatives associated with the Leucadia Letter and Credit Agreements (as described further below). The Letter Agreement is a component of the financing package provided by Leucadia National Corp. (“Leucadia”). On January 15, 2015, FXCM’s customers suffered negative equity balances due to the unprecedented move in the Swiss Franc after the Swiss National Bank (“SNB”) discontinued its peg of the Swiss Franc to the Euro. On January 16, 2015, FXCM entered into a financing agreement with Leucadia that permitted FXCM’s regulated subsidiaries to meet their regulatory capital requirements and continue normal operations after significant losses were incurred resulting from the events of January 15, 2015.

On September 1, 2016 we completed the restructuring of the financing arrangements with Leucadia (the “Leucadia Restructuring Transaction”). We amended the terms of the Amended and Restated Credit Agreement (the "Credit Agreement") and replaced the Amended and Restated Letter Agreement (the "Letter Agreement") with a new Limited Liability Company Agreement. The restructuring deepens the partnership with Leucadia and provides Leucadia with a membership interest in our operating entity, FXCM Group, LLC.

U.S. GAAP trading revenue from discontinued operations for the quarter ended September 30, 2016 was $8.8 million, compared to $13.4 million for the quarter ended September 30, 2015. U.S. GAAP net loss attributable to FXCM Inc. from discontinued operations was $3.3 million for the quarter ended September 30, 2016, or $0.59 per diluted share, compared to U.S. GAAP net income attributable to FXCM Inc. from discontinued operations of $9.3 million, or $1.76 per diluted share, for the quarter ended September 30, 2015.

U.S. GAAP trading revenue from discontinued operations for the nine months ended September 30, 2016 was $22.6 million, compared to $60.2 million for the nine months ended September 30, 2015. U.S. GAAP net loss attributable to FXCM Inc. from discontinued operations was $14.9 million for the nine months ended September 30, 2016, or $2.67 per diluted share, compared to U.S. GAAP net loss attributable to FXCM Inc. from discontinued operations of $21.1 million, or $4.24 per diluted share, for the nine months ended September 30, 2015.

For the nine months ended September 30, 2016, operating expenses include a $2.3 million settlement of a longstanding legal matter.

Adjusted EBITDA from continuing and discontinued operations was $6.4 million for the quarter ended September 30, 2016 compared to $5.2 million for the quarter ended September 30, 2015.

Adjusted EBITDA from continuing and discontinued operations was $27.6 million for the nine months ended September 30, 2016 compared to $25.6 million for the nine months ended September 30, 2015.

Adjusted EBITDA from continuing operations was $2.1 million for the quarter ended September 30, 2016 compared to a loss of $1.3 million for the quarter ended September 30, 2015.

Adjusted EBITDA from continuing operations was $20.5 million for the nine months ended September 30, 2016 compared to a loss of $0.7 million for the nine months ended September 30, 2015.

Adjusted EBITDA is a Non-GAAP financial measure. This measure does not represent and should not be considered as a substitute for net income or net income attributable to FXCM Inc., each as determined in accordance with U.S. GAAP, and our calculations of this measure may not be comparable to similarly titled measures reported by other companies. See “Non-GAAP Financial Measures” beginning on A-3 of this release for additional information regarding this Non-GAAP financial measure and for a reconciliation of such measure to the most directly comparable measure calculated in accordance with U.S. GAAP.

FXCM Inc. today announced certain key customer trading metrics for October 2016. Monthly activities included:

October 2016 Customer Trading Metrics from Continuing Operations (1)

Retail Customer Trading Metrics

•	Retail customer trading volume(2) of $305 billion in October 2016, 6% lower than September 2016 and 9% lower than October 2015.

•	Average retail customer trading volume(2) per day of $14.5 billion in October 2016, 1% lower than September 2016 and 5% lower than October 2015.

•	An average of 538,098 retail client trades per day in October 2016, 4% lower than September 2016 and 5% higher than October 2015.

•	Active accounts(3) of 177,949 as of October 31, 2016, an increase of 131, or 0.1%, from September 30, 2016, and a decrease of 324, or 0.2%, from October 31, 2015.

•	Tradeable accounts(4) of 154,986 as of October 31, 2016, a decrease of 81, or 0.1%, from September 30, 2016, and a decrease of 6,099, or 4%, from October 31, 2015.

Institutional Customer Trading Metrics

•	Institutional customer trading volume(2) of $24 billion in October 2016, 17% lower than September 2016 and 29% lower than October 2015.

•	Average institutional trading volume(2) per day of $1.1 billion in October 2016, 15% lower than September 2016 and 31% lower than October 2015.

•	An average of 37,709 institutional client trades per day in October 2016, 9% lower than September 2016 and 32% higher than October 2015.

More information, including historical results for each of the above metrics, can be found on the investor relations page of FXCM's corporate website www.fxcm.com.

This operating data is preliminary and subject to revision and should not be taken as an indication of the financial performance of FXCM Inc. FXCM undertakes no obligation to publicly update or review previously reported operating data. Any updates to previously reported operating data will be reflected in the historical operating data that can be found on the Investor Relations page of the Company’s corporate website www.fxcm.com.

(1) Customer Trading Metrics from Continuing Operations excludes discontinued operations of FXCM Japan and FXCM Hong Kong.

(2) Volume that FXCM customers traded in period is translated into US dollars.

(3) An Active Account represents an account that has traded at least once in the previous twelve months.

(4) A Tradeable Account is an account with sufficient funds to place a trade in accordance with FXCM trading policies.

Selected Customer Trading Metrics from Continuing Operations

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	% Change	2016	2015	% Change

Total retail trading volume ($ in billions)	$875	$972	-10%	$2,648	$2,906	-9%
Total active accounts	177,818	180,121	-1%	177,818	180,121	-1%
Trading days in period	66	66	0%	195	194	1%
Daily average trades	544,096	563,100	-3%	582,861	539,043	8%
Daily average trades per active account	3.1	3.1	-2%	3.3	3.0	10%
Retail trading revenue per million traded	$65	$56	16%	$72	$59	22%
Total customer equity ($ in millions)	$725	$713	2%	$725	$713	2%

Disclosure Regarding Forward-Looking Statements

In addition to historical information, this earnings release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and/or the Private Securities Litigation Reform Act of 1995, which reflect FXCM's current views with respect to, among other things, its operations and financial performance in the future. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about FXCM's industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with the events that took place in the currency markets on January 15, 2015 and their impact on FXCM's capital structure, risks associated with FXCM's ability to recover all or a portion of any capital losses, risks relating to the ability of FXCM to satisfy the terms and conditions of or make payments pursuant to the terms of the finance agreements with Leucadia, risks related to FXCM's dependence on FX market makers, market conditions, risks associated with the outcome of any potential litigation or regulatory inquiries to which FXCM may become subject, risks associated with potential reputational damage to FXCM resulting from this cybersecurity incident that was reported in a press release on October 1, 2015, and the extent of remediation costs and other additional expenses that may be incurred by FXCM as a result of this security incident, and those other risks described under "Risk Factors" in FXCM Inc.'s Annual Report on Form 10-K, FXCM Inc.’s latest Quarterly Report on Form 10-Q, and other reports or documents FXCM files with, or furnishes to, the SEC from time to time, which are accessible on the SEC website at sec.gov. This information should also be read in conjunction with FXCM's Consolidated Financial Statements and the Notes thereto contained in FXCM's Annual Report on Form 10-K, FXCM Inc.’s latest Quarterly Report on Form 10-Q, and in other reports or documents FXCM files with, or furnishes to, the SEC from time to time, which are accessible on the SEC website at sec.gov.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our SEC filings. FXCM Inc. undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Visit www.fxcm.com and follow us on Twitter @FXCM, Facebook FXCM, or YouTube FXCM.

About Us

FXCM Inc. (NASDAQ:FXCM) is a publicly traded company which owns 50.1% of FXCM Group, LLC (FXCM Group).

FXCM Group is a holding company of Forex Capital Markets LLC, (FXCM US), Forex Capital Markets Limited, inclusive of all EU branches (FXCM UK), FXCM Australia Pty. Limited, (FXCM AU), and all affiliates of aforementioned firms, or other firms under the FXCM group of companies (collectively "FXCM"). FXCM Group is owned and operated by FXCM Inc. (NASDAQ:FXCM) and Leucadia National Corporation (NYSE:LUK). Leucadia National Corporation is a multi-billion dollar diversified holding company engaged through its consolidated subsidiaries in a variety of businesses.

FXCM is a leading provider of online foreign exchange (FX) trading, CFD trading, spread betting and related services. The company's mission is to provide global traders with access to the world's largest and most liquid market by offering innovative trading tools, hiring excellent trading educators, meeting strict financial standards and striving for the best online trading experience in the market. Clients have the advantage of mobile trading, one-click order execution and trading from real-time charts. In addition, FXCM offers educational courses on FX trading and provides trading tools proprietary data and premium resources. FXCM Pro provides retail brokers, small hedge funds and emerging market banks access to wholesale execution and liquidity, while providing high and medium frequency funds access to prime brokerage services via FXCM Prime. Trading foreign exchange and CFDs on margin carries a high level of risk, which may result in losses that could exceed your deposits, therefore may not be suitable for all investors. Read full disclaimer.

Contacts

Jaclyn Sales, 646-432-2463
Vice-President, Corporate Communications and Investor Relations
jsales@fxcm.com

ANNEX I

FXCM Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues
Trading revenue	$57,845	$56,247	$196,550	$184,672
Interest income	791	494	1,900	1,232
Brokerage interest expense	(228)	(212)	(655)	(589)
Net interest revenue	563	282	1,245	643
Other income	2,984	3,053	5,668	149,969
Total net revenues	61,392	59,582	203,463	335,284
Operating Expenses
Compensation and benefits	24,222	23,948	73,399	72,444
Referring broker fees	9,535	13,032	29,114	43,702
Advertising and marketing	5,069	4,116	15,353	10,416
Communication and technology	6,878	7,312	20,999	26,072
Trading costs, prime brokerage and clearing fees	871	847	2,608	2,947
General and administrative	14,646	12,861	53,626	39,234
Bad debt (recovery) expense	-	-	(141)	257,303
Depreciation and amortization	6,956	7,316	21,149	21,136
Goodwill impairment loss	-	-	-	9,513
Total operating expenses	68,177	69,432	216,107	482,767
Operating loss	(6,785)	(9,850)	(12,644)	(147,483)
Other Income (Expense)
(Loss) gain on derivative liabilities — Letter & Credit Agreement	(26,985)	137,566	200,375	(254,730)
Loss on equity method investments, net	140	111	478	299
Interest on borrowings	19,473	28,974	61,228	103,824
(Loss) income from continuing operations before income taxes	(53,383)	98,631	126,025	(506,336)
Income tax (benefit) provision	(85)	295	58	181,616
(Loss) income from continuing operations	(53,298)	98,336	125,967	(687,952)
(Loss) income from discontinued operations, net of tax	(22,049)	18,018	(53,635)	(74,915)
Net (loss) income	(75,347)	116,354	72,332	(762,867)
Net (loss) income attributable to non-controlling interest in FXCM Holdings, LLC	(18,493)	39,038	33,411	(274,650)
Net loss attributable to redeemable non-controlling interest in FXCM Group, LLC	(6,877)	-	(6,877)	-
Net (loss) income attributable to other non-controlling interests	(10,843)	3,667	(25,204)	(39,238)
Net (loss) income attributable to FXCM Inc.	$(39,134)	$73,649	$71,002	$(448,979)

(Loss) income from continuing operations attributable to FXCM Inc.	$(35,829)	$64,302	$85,936	$(427,909)
(Loss) income from discontinued operations attributable to FXCM Inc.	(3,305)	9,347	(14,934)	(21,070)
Net (loss) income attributable to FXCM Inc.	$(39,134)	$73,649	$71,002	$(448,979)

Weighted average shares of Class A common stock outstanding - Basic and Diluted	5,603	5,313	5,603	4,968

Net (loss) income per share attributable to stockholders of Class A common stock of FXCM Inc. - Basic and Diluted
Continuing operations	$(6.39)	$12.10	$15.34	$(86.13)
Discontinued operations	(0.59)	1.76	(2.67)	(4.24)
Net (loss) income income attributable to FXCM Inc.	$(6.98)	$13.86	$12.67	$(90.37)

A-1

FXCM Inc.

Condensed Consolidated Statements of Financial Condition

As of September 30, 2016 and December 31, 2015

(Amounts in thousands except share data)

(Unaudited)

	September 30, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$220,211	$203,854
Cash and cash equivalents, held for customers	725,375	685,043
Due from brokers	924	3,781
Accounts receivable, net	404	1,636
Tax receivable	259	1,766
Current assets held for sale	169,608	233,937
Total current assets	1,116,781	1,130,017
Deferred tax asset	15	14
Office, communication and computer equipment, net	34,984	35,891
Goodwill	24,727	28,080
Other intangible assets, net	7,763	13,782
Notes receivable	-	7,881
Other assets	10,583	11,421
Total assets	$1,194,853	$1,227,086
Liabilities, Redeemable Non-Controlling Interest and Stockholders' Deficit
Current liabilities
Customer account liabilities	$725,375	$685,043
Accounts payable and accrued expenses	51,977	38,298
Due to brokers	20,067	1,073
Due to related parties pursuant to tax receivable agreement	-	145
Current liabilities held for sale	10,084	14,510
Total current liabilities	807,503	739,069
Deferred tax liability	141	719
Senior convertible notes	159,606	154,255
Credit agreement	189,686	147,262
Derivative liability — Letter Agreement	-	448,458
Other liabilities	11,294	16,044
Total liabilities	1,168,230	1,505,807
Redeemable non-controlling interest	86,473	-
Stockholders’ Deficit
Class A common stock, par value $0.01 per share; 3,000,000,000 shares authorized, 5,602,534 shares issued and outstanding as of September 30, 2016 and December 31, 2015	56	56
Class B common stock, par value $0.01 per share; 1,000,000 shares authorized, 25 shares issued and outstanding as of September 30, 2016 and December 31, 2015	1	1
Additional paid-in capital	365,193	267,369
Accumulated deficit	(460,548)	(531,550)
Accumulated other comprehensive (loss) income	(1,044)	1,004
Total stockholders’ deficit, FXCM Inc.	(96,342)	(263,120)
Non-controlling interests	36,492	(15,601)
Total stockholders’ deficit	(59,850)	(278,721)
Total liabilities, redeemable non-controlling interest and stockholders’ deficit	$1,194,853	$1,227,086

A-2

NON-GAAP FINANCIAL MEASURES

In addition to financial results reported in accordance with U.S. GAAP, we have provided Adjusted EBITDA, a Non- GAAP financial measure. We believe this Non-GAAP measure, when presented in conjunction with the comparable U.S. GAAP measure, is useful to investors in better understanding our current financial performance as seen through the eyes of management and facilitates comparisons of our historical operating trends across several periods. We believe that investors use Adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies in our industry that present similar measures, although the methods used by other companies in calculating Adjusted EBITDA may differ from our method, even if similar terms are used to identify such measure.

Adjusted EBITDA provides us with an understanding of the results from the primary operations of our business by excluding the effects of certain gains, losses or other charges that do not reflect the normal earnings of our core operations or that may not be indicative of our future outlook and prospects. Internally, Adjusted EBITDA is used by management for various purposes, including to evaluate our operating performance and operational strategies, as a basis for strategic planning and forecasting, and for compensation purposes.

Adjusted EBITDA does not represent and should not be considered as a substitute for net income or net income attributable to FXCM Inc., each as determined in accordance with U.S. GAAP. Adjusted EBITDA reflects the following adjustments to net income:

1. Compensation Expense/Lucid Minority Interest. Our reported U.S. GAAP results reflect the portion of the 49.9% of Lucid earnings allocated among the non-controlling members of Lucid based on services provided as a component of compensation expense under Allocation of income to Lucid members for services provided within discontinued operations. Adjustments have been made to eliminate this allocation of Lucid's earnings attributable to non-controlling members. We believe that this adjustment provides a more meaningful view of the Company's operating expenses and the Company's economic arrangement with Lucid's non-controlling members. This adjustment has no impact on net income from continuing operations as reported by the Company.

2. Regulatory and Legal Costs. Adjustments have been made to eliminate certain costs or recoveries (including client reimbursements, regulatory fines and settlements from lawsuits) associated with certain regulatory and legal matters. Given the nature of these expenses, they are not viewed by management as expenses incurred in the ordinary course of business and we believe it is useful to show the effects of eliminating these expenses.

3. SNB Costs. Adjustments have been made to eliminate certain costs/income (including the net losses associated with client debit balances, gains/losses on the derivative liabilities related to the Letter and Credit Agreements with Leucadia, costs related to the implementation of a Stockholder Rights Plan, costs related to the Leucadia Restructuring Transaction, professional costs, adjustments to the Company's tax receivable agreement contingent liability and insurance recoveries) associated with the January 15, 2015 SNB event. Given the nature of these expenses, they are not viewed by management as expenses incurred in the ordinary course of business and we believe it is useful to show the effects of eliminating these expenses.

4. Cybersecurity Incident. Adjustments have been made to eliminate certain costs/income related to investigative and other professional services, costs of communications with customers, remediation activities associated with the incident and insurance recoveries. Given the nature of these expenses, we believe it is useful to show the effects of eliminating these expenses.

5. Discontinued Operations. Adjustments have been made to eliminate the impact of goodwill impairments, gains or losses on classification as held for sale assets, gains or losses from completed asset sales and a gain related to the disposition of an equity method investment. Given the nature of these items, they are not viewed by management as activity in the ordinary course of business and we believe it is useful to show the effect of eliminating these items.

6. Provision for debt forgiveness. An adjustment has been made to eliminate the provision recorded against a notes receivable from the non-controlling members of Lucid that will not be required to be repaid and has been forgiven. Given the atypical nature of this expense for us, we believe it is useful to show the effect of eliminating this expense.

A-3

(Unaudited)	Reconciliation of U.S. GAAP Net Income (Loss) to Adjusted EBITDA
	Three Months Ended September 30,
	2016			2015
	Continuing Ops	Disc Ops	Combined	Continuing Ops	Disc Ops	Combined
Net (loss) income	$(53,298)	$(22,049)	$(75,347)	$98,336	$18,018	$116,354
Adjustments:
Allocation of net income to Lucid members for services provided(1)	-	1,218	1,218	-	2,249	2,249
General and administrative(2)	2,078	-	2,078	1,306	-	1,306
Depreciation and amortization	6,956	-	6,956	7,316	-	7,316
Loss (gain) on classification as held for sale	-	25,095	25,095	-	(979)	(979)
Loss (gain) on derivative liabilities - Letter & Credit Agreement	26,985	-	26,985	(137,566)	-	(137,566)
Interest on borrowings	19,473	-	19,473	28,974	-	28,974
Income tax (benefit) provision	(85)	-	(85)	295	(306)	(11)
Gain on completed dispositions	-	-	-	-	(12,449)	(12,449)
Total adjustments	55,407	26,313	81,720	(99,675)	(11,485)	(111,160)
Adjusted EBITDA	$2,109	$4,264	$6,373	$(1,339)	$6,533	$5,194

(1) Represents the elimination of the 49.9% of Lucid's earnings allocated among the non-controlling interests recorded as compensation for U.S. GAAP purposes included in discontinued operations.

(2) Represents $2.1 million of professional fees, including fees related to the Leucadia Restructuring Transaction and other SNB related costs included in continuing operations for the three months ended September 30, 2016. For the three months ended September 30, 2015, represents $1.1 million of regulatory and legal costs related to the SNB event, and $0.2 million of costs related to the cybersecurity incident.

A-4

(Unaudited)	Reconciliation of U.S. GAAP Net Income (Loss) to Adjusted EBITDA
	Nine Months Ended September 30,
	2016			2015
	Continuing Ops	Disc Ops	Combined	Continuing Ops	Disc Ops	Combined
Net income (loss)	$125,967	$(53,635)	$72,332	$(687,952)	$(74,915)	$(762,867)
Adjustments:						-
Net Revenues(1)	44	-	44	(145,224)	-	(145,224)
Allocation of net income to Lucid members for services provided(2)	-	3,779	3,779	-	6,916	6,916
General and administrative(3)	12,577	513	13,090	4,341	-	4,341
Bad debt (recovery) expense(4)	(141)	-	(141)	257,303	8,408	265,711
Depreciation and amortization	21,149	-	21,149	21,136	12,359	33,495
Goodwill impairment and loss on classification as held for sale	-	57,092	57,092	9,513	82,685	92,198
(Gain) loss on derivative liabilities - Letter & Credit Agreement	(200,375)	-	(200,375)	254,730	-	254,730
Gain on disposition of equity method investment(5)	-	(679)	(679)	-	-	-
Interest on borrowings	61,228	-	61,228	103,824	-	103,824
Income tax provision	58	-	58	181,616	5,321	186,937
Gain on completed dispositions	-	-	-	-	(14,427)	(14,427)
Total adjustments	(105,460)	60,705	(44,755)	687,239	101,262	788,501
Adjusted EBITDA	$20,507	$7,070	$27,577	$(713)	$26,347	$25,634

(1) Represents a $0.1 million charge in the three months ended March 31, 2016 for tax receivable agreement payments and the elimination of a $145.2 million noncash benefit in the three months ended March 31, 2015 attributable to the reduction of our tax receivable agreement contingent liability to zero.

(2) Represents the elimination of the 49.9% of Lucid’s earnings allocated among the non-controlling interests recorded as compensation for U.S. GAAP purposes included in discontinued operations.

(3) Represents the provision for debt forgiveness of $8.2 million against the notes receivable from the non-controlling members of Lucid, $5.4 million of professional fees, including fees related to the Leucadia Restructuring Transaction and the Stockholder Rights Plan, partially offset by $1.0 million of insurance recoveries to reimburse for costs incurred related to the January 15, 2015 SNB event and the cybersecurity incident, which is included in continuing operations in the nine months ended September 30, 2016, and expense of $0.5 million included in discontinued operations in the nine months ended September 30, 2016 related to pre-August 2010 trade execution practices and other regulatory fees and fines. For the nine months ended September 30, 2015, represents $4.1 million of professional fees, including fees resulting from the SNB event and the Stockholder Rights Plan, and $0.2 million of costs related to the cybersecurity incident.

(4) Represents the net bad debt (recovery) expense related to client debit balances associated with the January 15, 2015 SNB event.

(5) Represents the gain on the disposition of an equity method investment related to V3 in the three months ended March 31, 2016.

A-5

Schedule of Cash and Cash Equivalents and Due to/from Brokers

(Unaudited)	September 30, 2016			December 31, 2015
	Continuing Ops	Disc Ops	Combined	Continuing Ops	Disc Ops	Combined
Cash & Cash Equivalents	$220,211	$13,261	$233,472	$203,854	$10,786	$214,640
Due From Brokers	924	13,628	14,552	3,781	22,234	26,015
Due to Brokers	(20,067)	(371)	(20,438)	(1,073)	-	(1,073)
Operating Cash	$201,068	$26,518	$227,586	$206,562	$33,020	$239,582

A-6